UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K AMENDMENT

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2005

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	This Form 8-K is being filed to amend Forms 8-K dated October 15 and December 1, 2004, each of which was filed to announce the appointment of new directors to the Company’s Board of Directors. Ms. Janet E. Grove and Mr. Mohan Gyani were appointed to the Company’s Board of Directors, effective October 21, 2004, and Mr. Raymond G. Viault was appointed, effective December 15, 2004. At the time of the filings, the committees on which each of the new directors would serve had not been determined.

Effective February 10, 2005, Ms. Grove was appointed as a member of the Company’s Audit Committee and the Nominating and Corporate Governance Committee; Mr. Gyani was appointed as a member of the Audit Committee and the Nominating and Corporate Governance Committee; and Mr. Viault was appointed as a member of the Executive Compensation Committee, the Section 162(m) Subcommittee and the Nominating and Corporate Governance Committee. Each will serve until the 2005 Annual Meeting of Stockholders or until his or her earlier resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: February 15, 2005	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President
& General Counsel